Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is made this 31st day of December, 2019 by and between Paul F. Morina (the “Seller”), and Peter Coker, Jr. (the “Buyer”).

Whereas, Seller wishes to sell 1,000,000 shares of the common stock, par value $0.0001 per share (the “Common Stock”), of Hometown International, Inc., a Nevada corporation (the “Company”), to Buyer, and Buyer wishes to purchase such shares from Seller, on the terms and conditions set forth herein.

Now, therefore, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

Section 1. Purchase and Sale of the Shares.

Section 1.1 Sale of Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties and covenants contained herein, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, One Million (1,000,0000) shares of Common Stock(the “Shares”), for a purchase price of $0.015 per share, or an aggregate purchase price of One Thousand Five Hundred Dollars ($1,500).

Section 1.2 Closing.

(1) The closing of the transaction contemplated hereunder (the “Closing”) shall take place at the office of The Crone Law Group, P.C., 500 Fifth Avenue, Suite 938, New York, NY 10110, counsel to the Company (“Counsel”) on the business date (“Closing Date”) immediately following the date of which all of the conditions to closing as provided in Section 1(b)(2) are satisfied. The parties agree to take all actions necessary or appropriate in order to have the Closing no later than ten (10) business days from the date of this Agreement.

(2) Prior to the Closing Date,

(i) Seller shall deliver to Counsel an original certificate(s) issued by the Company representing the Shares duly registered in the name of Buyer and free of any legends or endorsements (the “Certificates”), in negotiable form, duly endorsed in blank or with duly executed stock transfer powers attached thereto and, in either case, with a medallion signature guaranty or with a waiver of medallion signature guaranty.

(ii) Buyer shall deliver to Counsel the sum of One Thousand Five Hundred Dollars ($1,500).

(3) At the Closing, Counsel shall remit One Thousand Five Hundred Dollars ($1,500) to the Seller and instruct the transfer agent for the Company to issue the Shares in the name of the Buyer.

Section 2. Representations and Warranties of Seller.

As an inducement to Buyer to enter into this Agreement and to purchase the Shares, Seller hereby represents and warrants, on the date hereof and on the Closing Date, as follows:

Section 2.1 Ownership of Shares. Seller is the record and beneficial owner of the Shares and has sole power over the disposition of the Shares. Seller owns of record and beneficially (with good, valid and indefeasible title to) all right, title and interest in and to the Shares, free and clear of all liens, pledges, security interests, rights of third parties or any other encumbrances, other than as provided under applicable securities laws. There are no existing options, rights, warrants, contracts, agreements or instruments of any kind to which the Shares are subject, under or pursuant to which any person shall be given, provided or otherwise afforded the right, option, occasion, possibility or opportunity to purchase, encumber, foreclose upon, acquire or obtain all or any portion of the Shares. There is no right of first refusal or other restriction on transfer or sale of the Shares.

Section 2.2 Compliance with Law and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance of Seller’s obligations hereunder will not (and will not, with the passage of time or the giving of notice or both) conflict with, or result in any breach, violation of or default under, any provision of any governing instrument applicable to Seller, or any applicable contract or instrument to which Seller is a party or by which Seller, the Shares or any of Seller’s properties are bound, or any permit, franchise, judgment, decree, statute, rule or regulation applicable to Seller, the Shares or Seller’s business or properties.

Section 2.3 Authorization; Enforceability. Seller has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. The execution, delivery and performance by Seller of this Agreement has been duly authorized by all requisite action by Seller, and the Agreement, when executed and delivered by Buyer Agent, constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 2.4 Affiliate. Seller is an officer, director and holder of 10% or more of the outstanding shares of, or otherwise an “affiliate” (as such term is defined in Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) of, the Company. Seller is not now nor has ever been an affiliate or associate of the Buyer and has no relationship with the Buyer other than pursuant to this Agreement.

Section 2.5 No Group. Seller is not acting and has not acted as a member of a partnership, syndicate or other group with other persons for the purpose of acquiring, holding, or disposing of, or in connection with the voting of, securities of the Company.

Section 2.6 No Brokers. Seller has taken no action which would give rise to any claim by any person for brokerage commissions, finder’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

Section 2.7 Experience and Knowledge. Seller acknowledges and agrees that he (i) has extensive knowledge and experience in financial and business matters; (ii) has had access to all information as to the Company as it has desired; (iii) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning the operations of the Company, its business and prospects; and (iv) has received sufficient and satisfactory answers to all questions posed to the Company to evaluate the merits and risks of the transactions contemplated by this Agreement.

Section 2.8 Diligence by Seller. Seller has satisfied itself with respect to the operations, affairs, financial condition and prospects of the Company, including, without limitation:

(i)	the Company’s limited operations;

(ii)	its audited and unaudited financial statements;

(iii)	opinions of Company’s auditors as to the status of the Company as a going concern;

(iv)	management’s decision to reevaluate the Company’s business model and plan;

(v)	the fact that the Company may be contemplating and/or engaged in discussions with other persons regarding a suitable financing transaction and/or business venture, such as a merger, acquisition, joint venture, debt and/or equity placements and/or similar or other on-balance or off-balance sheet corporate transactions, and may engage in any lawful act or activity, or engage in any business, for which corporations may be organized under the laws of the state of the Company’s incorporation;

(vi)	the fact that the Buyer may have information about any such possible transactions that is not available to the Seller.

Section 2.9 Material Positive Effect. Seller acknowledges that if the Company were to make such changes to its business plan and/or engage in any of the transactions described in Section 0 above, such changes would be expected to have a material positive effect on the future value of the Company, and in particular on the value of the Shares being purchased and sold pursuant to this Agreement. Seller understands and acknowledges that the Shares could appreciate considerably in value in the near or long term and agrees to sell them anyway pursuant to this Agreement.

Section 2.10 Company Disclosures. Seller has no knowledge of a material fact about the operations, affairs, condition or prospects of the business or the financial condition of the Company or the market for the Company’s securities that has not been publicly disclosed by the Company.

Section 2.11 No Fiduciary Duty. Seller hereby acknowledges and agrees that (i) at present there is no regular public market for the Shares; (ii) the purchase and sale of the Shares is taking place in a private transaction between Seller and Buyer in an arm’s length commercial transaction at a price negotiated and agreed to by Seller as the best possible current price for the Shares; (iii) Seller is solely responsible for making its own judgments in connection with the Agreement (irrespective of whether the Company, its executive officers, auditors, or other representatives have advised or are currently advising the Company or Seller on related or other matters); and (iv) Buyer has not rendered advisory services of any nature or respect, nor owes any agency, fiduciary or other duty to Seller, in connection with such transaction or the process leading thereto.

Section 3. Representations and Warranties of the Buyer.

As an inducement to Seller to enter into this Agreement and to sell the Shares, Buyer hereby warrants and represents to Seller, on the date hereof and on the Closing Date, as follows:

Section 3.1 Authorization; Enforceability. Buyer has the legal right to enter into and to consummate the transactions contemplated hereby and otherwise to carry out Buyer’s obligations hereunder. The execution, delivery and performance by Buyer of this Agreement has been duly authorized by all requisite action by Buyer, and the Agreement, when executed and delivered by Seller, constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 3.2 Securities Representations. Buyer understands that an investment in the Shares is a speculative investment which involves a high degree of risk and the potential loss of its entire investment. Buyer is acquiring the Shares for his own account with the present intention of holding such Shares for purposes of investment and Seller is not acquiring the Shares with a view to or for distribution thereof, within the meaning of the Securities Act. Seller is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, and no other person has a direct or indirect beneficial interest in the restricted Shares the Buyer is acquiring herein. Further, the Buyer does not have any contract or agreement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares.

Section 3.3 No Advertising. At no time was the Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting with respect to the Company or in connection with the offer and purchase of the Shares.

Section 3.4 No Registration. Buyer acknowledges and understands that the Shares have not been registered under the Securities Act or qualified under the securities or “blue sky” laws of applicable states in reliance upon exemptions from registration or qualification thereunder and the Shares may not be sold, offered, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered, except in compliance with the Securities Act and such rules and regulations. Buyer understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist the Buyer in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

Section 3.5 Investment Experience; Information. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares. Buyer has received and reviewed the documents filed by the Company with the Securities and Exchange Commission and all information regarding the Shares and has, to the extent it has deemed necessary or advisable, reviewed the aforementioned information and this Agreement with its investment, tax, accounting and legal advisors. Buyer and such advisors have been given a reasonable opportunity to ask questions of and to receive answers from the Company and the Seller concerning the acquisition of the Shares and have received or been given access to such information and documents as Buyer believes, in the context of the information provided, are necessary to verify the accuracy of the information furnished to Buyer concerning the Shares as Buyer or such advisors have requested, it being understood and agreed that the foregoing does not constitute a representation by Buyer as to the completeness or accuracy of information provided to it by the Company or the Seller.

Section 3.6 Accredited Investor. Seller is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Section 3.7 Restricted Shares. The Shares are “restricted” (as that term is defined in Rule 144 promulgated under the Securities Act), and the certificate representing the Shares shall be endorsed with one or more of the following restrictive legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS TRANSFERRED PURSUANT TO ANY VALID EXEMPTION FROM REGISTRATION AVAILABLE UNDER SUCH ACT.”

Section 3.8 Not an Affiliate. Buyer is not now, and has never been, an officer, director or holder of 10% or more of the outstanding shares of, or otherwise an affiliate of the Company or its predecessor(s). Buyer is not now nor has ever been an affiliate or associate of the Seller and has no relationship with the Seller other than pursuant to this Agreement.

Section 3.9 No Group. Buyer is not acting and has not acted as a member of a partnership, syndicate or other group with other persons for the purpose of acquiring, holding, or disposing of, or in connection with the voting of, securities of the Company.

Section 3.10 Brokerage Fees. Buyer has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

Section 3.11 No Other Representations or Information. In evaluating the suitability of an investment in the Shares, the Buyer has not relied upon any representation or information (oral or written) other than as stated in this Agreement.

Section 3.12 No Governmental Review. Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

Section 4. Miscellaneous.

Section 4.1 Confidentiality. From and after the date hereof, Seller and Buyer shall, and shall cause their respective agents, advisors, affiliates and representatives (collectively with Seller and Buyer, the “Recipients”) to, keep confidential any information relating to this Agreement, and the transactions contemplated hereunder, except for any such information that (i) is available to the public as of the closing other than as a result of a breach by a party of the provisions herein, (ii) thereafter becomes available to the public other than as a result of a disclosure by a Recipient, or (iii) is or becomes available to a Recipient on a non-confidential basis from a source that to such Recipient’s knowledge is not prohibited from disclosing such information to Recipient by a legal, contractual or fiduciary obligation to any other person.  If a Recipient is required to disclose any such information in response to a governmental order or as otherwise required by law, it shall inform the other party in writing of such request or obligation as soon as possible after Recipient is informed of it and, if possible, before any information is disclosed, so that a protective order or other appropriate remedy may be obtained by the disclosing party.  If such Recipient is obligated to make such disclosure, it shall only make such disclosure to the extent to which it is so obligated.

Section 4.2 Public Disclosure. Without limiting any other provision of this Agreement, neither Seller, on the one hand, nor Buyer on the other hand, nor any of their respective agents, advisors, affiliates and representatives shall, without the prior written consent of the other party, disclose the terms of this Agreement or the transactions contemplated hereby or make or issue any press release or public statement with respect to this Agreement or the transactions contemplated hereby. Notwithstanding anything contained herein to the contrary, the Company shall disclose this Agreement and other public statements as required under applicable law, including without limitation, the filing of a Current Report on Form 8-K.

Section 4.3 Cooperation. Each party shall, from time to time at the reasonable request of the other party or parties hereto, and without further consideration, execute and deliver such other instruments of sale, transfer, conveyance, assignment, clarification and termination, and take such other action as the party making the request may reasonably require to effectuate the intentions of the parties and the transactions contemplated hereunder and related hereto.

Section 4.4 Assignment; Binding Agreement.

(a) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by Seller or Buyer without the prior written consent of the other.

(b) This Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and permitted assigns and heirs and representatives.

(c) This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. If any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable,

Section 4.5 Counterparts; Electronic Signatures. This Agreement may be executed in two or more identical counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. This Agreement, any and all agreements and instruments executed and delivered in accordance herewith, along with any amendments hereto and thereto, to the extent signed and delivered by means of email or other electronic transmission, shall be treated in all manner and respects and for all purposes as an original signature, agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 4.6 Governing Law; Submission to Jurisdiction. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York (without reference to any choice of law rules that would require the application of the laws of any other jurisdiction). Except as otherwise provided in this Agreement, each party irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by another party or its successors or assigns shall be brought exclusively in the state and federal courts of the State of New York and each of the parties hereby (x) irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive personal jurisdiction of the aforesaid courts in the event any dispute arises out of this Agreement or any transaction contemplated hereby, (y) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (z) agrees that it will not bring any action relating to this Agreement or any transaction contemplated hereby in any court other than the aforesaid courts. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 4.8. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or Proceeding with respect to this Agreement, (a) the defense of sovereign immunity, (b) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4.8, (c) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (d) to the fullest extent permitted by applicable laws and regulations that (i) the action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

Section 4.7 Payment of Fees and Expenses. Except as explicitly provided for herein, Seller, on the one hand, and Buyer, on the other hand, shall be responsible for their own fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the consummation of the transaction contemplated hereby.

Section 4.8 Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the date sent by email (with confirmation of transmission) or (c) one business day after delivery to a reputable overnight delivery service for next business day delivery. Such notices, requests, demands and other communications will be addressed to the parties as provided on the signature page hereof. Any party may, from time to time, designate any other address to which any such notice to such party shall be sent. Any such notice shall be deemed to have been delivered upon receipt.

Section 4.9 No Third-Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.

Section 4.10 Interpretation; Independent Counsel. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them and that the provisions of this Agreement therefore shall not be construed against a party or parties on the ground that such party or parties drafted or was more responsible for the drafting of any such provision(s). The parties further agree that they have each carefully read the terms and conditions of this Agreement, that they know and understand the contents and effect of this Agreement and that the legal effect of this Agreement has been fully explained to its satisfaction by counsel of its own choosing.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

SELLER:

/s/ Paul F. Morina
Name: Paul F. Morina

SELLER ADDRESS:

Number of Shares being sold: 1,000,000
Seller Compensation per share: $0.015

BUYER

/s/ Peter Coker Jr.
Name: Peter Coker Jr.

BUYER ADDRESS: